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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                     FORM 8K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          DATE OF REPORT: July 2, 2001

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
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                 (Name of Small Business Issuer in Its Charter)

Commission file number     0-23356
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
                          UTAH                                                        87-0421089           .
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  (State or Other Jurisdiction of Incorporation or Organization)                 IRS Employer Identification


PO BOX 4404,                      LAGO VISTA, TEXAS                                        78645           .
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   (Address of Principal Executive Offices)                                              (Zip Code)
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                                512-657-1906
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             (Issuer's Telephone Number, Including Area Code)


ITEM 5:           OTHER  EVENTS
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At a regularly called meeting of the Board of Directors of American Absorbents
Natural Products, Inc. on June 18, 2001, the Board of Directors unanimously approved the following resolution:

              Resolved that the common shares of American Absorbents Natural Products, Inc. be reversed split by a ratio of 2.1 common shares to 1 common share effective June 21, 2001 and that, in order to eliminate fractional shares, the transfer agent be authorized to round fractional shares up on their records upon receipt of an adequate number of free trading shares from a shareholder of the company in order to cause each holder of a fractional share to hold the next whole number of shares. The new share created as a result of adding the free trading share to the fractional share to create a full share will have the same characteristics as the original shares prior to the split.



                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Commission Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      American Absorbents Natural Products, Inc.
                                      (Registrant)


July 2, 2001                          By:   /s/  David C. Scott
                                      -----------------------------------------
                                      David C. Scott, President